EXHIBIT 99.1
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[PALWEB LOGO]

PalWeb Corporation (Ticker: PLWB, Exchange: OTCBB)
News Release-January 6, 2004
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                             PALWEB REPORTS RESULTS
                     FOR SECOND QUARTER OF FISCAL YEAR 2004

DALLAS, Texas - January 6, 2004 - PalWeb Corporation (OTCBB: PLWB) announced today that its sales increased to $2,097,715 for the second quarter ended November 30, 2003 compared to $513,012 for the comparable quarter last year, representing an increase of in excess of 400%. PalWeb also reported a net loss to common shareholders for the quarter ended November 30, 2003 of ($519,524), or ($0.04) per share, versus ($1,321,849), or ($0.26) per share, for the same quarter last year. PalWeb's EBITDA (earnings (loss) before interest (including preferred dividends), taxes, depreciation (including impairments) and amortization) for the quarter ended November 30, 2003 is ($3,211) versus ($634,913) for the same period last year. PalWeb's increased sales for the quarter ended November 30, 2003 are primarily attributable to its recent acquisition of Greystone Plastics, Inc.

"We are making progress in implementing our business plan and intend to aggressively manage manufacturing costs to push the company into profitability in the calendar year 2004," said Warren Kruger, President and CEO of PalWeb Corporation. "The recent acquisition of Greystone Plastics coupled with the pending consolidation of our production facilities should contribute to our efforts to achieve profitability as well as allow us to expand our product line."

NON-GAAP FINANCIAL MEASURE
This release contains disclosure of EBITDA, which is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of EBITDA to net income (loss) available to common shareholders before income taxes, the most directly comparable GAAP financial measure, as well as additional information concerning EBITDA, is included at the end of this release.

ABOUT PALWEB CORPORATION
PalWeb Corporation develops, manufactures and sells high quality plastic pallets that provide innovative logistics solutions needed by a wide range of industries such as the food and beverage, pharmaceuticals, automotive, chemical, and consumer products industries and large injection molding machines and systems. For more information visit PalWeb online at http://www.palweb-plwb.com.

FORWARD-LOOKING STATEMENTS
This press release includes certain statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, that address activities, events or developments that PalWeb expects, believes or anticipates will or may occur in the future, including the profitability of PalWeb, potential sales of pallets or other possible business developments, are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties. The forward-looking statements above could be affected by any of the following factors: PalWeb's prospects could be affected by changes in availability of raw materials, competition, rapid technological change and new legislation regarding environmental matters; PalWeb may not be able to secure additional financing necessary to sustain and grow its operations; and a material portion of PalWeb's business is and will be dependent upon a few large customers and there is no assurance that PalWeb will be able to retain such customers. These risks and other risks that could affect PalWeb's business are more fully described in its reports filed with the Securities and Exchange Commission, including PalWeb's Form 10-KSB for the fiscal year ended May 31, 2003. Actual results may vary materially from the forward-looking statements. PalWeb undertakes no duty to update any of the forward-looking statements in this release.
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                               PALWEB CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       THREE MONTHS ENDED
                                                          NOVEMBER 30,
                                               --------------------------------
                                                   2003                2002
                                               ------------        ------------
Sales                                          $  2,097,715        $    513,012

Gross Profit (Loss)                                 252,385            (300,206)

Operating Profit (Loss)                            (124,745)         (1,019,890)

Net Loss                                           (268,292)         (1,097,916)

Preferred dividends                                (251,232)           (223,933)

Net Loss to Common Shareholders                    (519,524)         (1,321,849)

Per Share of Common Stock                             (0.04)              (0.26)

Average Shares of Common Outstanding             12,237,000           5,073,000







                               PALWEB CORPORATION
                      SUPPLEMENTAL STATISTICAL INFORMATION


Net Loss to Common Shareholders                $   (519,524)       $ (1,321,849)

Add Back:
   Interest expense, including preferred
     dividends of $251,232 at 11/30/2003            409,756             301,959
   Provision for income taxes                            --                  --
   Depreciation and amortization, including
     Impairments of $310,875 at 11/30/2002          106,557             384,977

EBITDA (A)                                     $     (3,211)       $   (634,913)



     (A) EBITDA represents income (loss) before income taxes plus interest, depreciation and amortization. The Company has included preferred dividends in fiscal year 2004 with interest expense and an impairment charge in fiscal year 2003 with depreciation. The EBITDA presented above while considered the most common definition used by investors and financial analysts, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDA, while providing useful information, should not be considered in isolation or as an alternative to other financial measures determined under GAAP.


Corporate Contact:                           Investor Relations Contact:
------------------                           ---------------------------
PalWeb Corporation                           The Investor Relations Group, Inc.
Warren F. Kruger, President & CEO            Jane Lin / John Nesbett
918-583-7441                                 212-825-3210